Exhibit 99.1

EVERTEC REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
ANNOUNCES 2020 OUTLOOK

SAN JUAN, PUERTO RICO – February 25, 2020 – EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2019.
Fourth Quarter 2019 Highlights

•	Revenue increased 8% to $127.2 million

•	GAAP Net Income attributable to common shareholders was $25.0 million, or $0.34 per diluted share

•	Adjusted EBITDA increased 5% to $55.3 million

•	Adjusted earnings per common share was $0.48, or a 4% increase
Full Year 2019 Highlights

•	Revenue grew 7% to $487.4 million

•	GAAP Net Income attributable to common shareholders was $103.5 million, or $1.41 per diluted share

•	Adjusted EBITDA increased 6% to $226.2 million

•	Adjusted earnings per common share was $1.96, or a 7% increase

•	$46.2 million returned to shareholders through share repurchases and dividends

Mac Schuessler, President and Chief Executive Officer stated “We are pleased with our financial results for the year and with the advancement of our key growth strategies. We enhanced our product offering for our customers and delivered significant new wins in Latin America, including the recent completion of our PlacetoPay acquisition.

Schuessler continued, "Looking to 2020, we expect to drive results in Puerto Rico through our focus on innovation and to deliver strong growth in Latin America through our execution on new contracts and further market expansion."

Fourth Quarter 2019 Results

Revenue. Total revenue for the quarter ended December 31, 2019 was $127.2 million, an increase of 8% compared with $118.2 million in the prior year. Revenue increase in the quarter primarily reflects growth in our Puerto Rico businesses driven by higher transaction volumes, value added solutions, new contracts and pricing actions.
Net Income attributable to common shareholders. For the quarter ended December 31, 2019, GAAP Net Income attributable to common shareholders was $25.0 million, or $0.34 per diluted share, compared with $20.2 million or $0.27 per diluted share in the prior year.
Adjusted EBITDA. For the quarter ended December 31, 2019, Adjusted EBITDA was $55.3 million, an increase of 5% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenue) decreased approximately 100 basis points to 43.5% compared with 44.5% in the prior year. The decrease in Adjusted EBITDA margin was primarily driven by higher costs related to projects in the quarter and the negative impact of foreign currency exchange as compared to a positive foreign currency impact in the prior year.
Adjusted Net Income. For the quarter ended December 31, 2019, Adjusted Net Income was $34.9 million, an increase of 1% compared with $34.5 million in the prior year. Adjusted earnings per common share was $0.48, an increase of 4% compared with $0.46 in the prior year. The results included the impact of higher tax rate in the quarter.

Full Year 2019 Results

Revenue. Total revenue for the year ended December 31, 2019 was $487.4 million, an increase of 7% compared with $453.9 million in the prior year. The increase in revenues primarily reflects growth driven in ATH debit network transaction volumes, value added solutions, new managed services, pricing actions as well as one-time revenue related to an electronic benefits services contract and other completed projects.
Net Income attributable to common shareholders. For the year ended December 31, 2019, GAAP Net Income attributable to common shareholders was $103.5 million, or $1.41 per diluted share, compared with $86.3 million or $1.16 per diluted share in the prior year. The increase reflects revenue growth, partially offset by higher operating expenses and increases in depreciation and amortization related to higher capital expenditures and project completions.
Adjusted EBITDA. For the year ended December 31, 2019, Adjusted EBITDA was $226.2 million, an increase of 6% compared to the prior year. Adjusted EBITDA margin decreased 40 basis points to 46.4% compared with 46.8% in the prior year. The decrease in Adjusted EBITDA margin was primarily driven by higher operating expenses, negative impact of foreign currency exchange, partially offset by higher revenue.
Adjusted Net Income. For the year ended December 31, 2019, Adjusted Net Income was $143.7 million, an increase of 5% compared with $137.2 million in the prior year. Adjusted earnings per common share was $1.96, an increase of 7% compared with $1.84 in the prior year and includes the impact of higher operating depreciation and amortization.

Acquisitions

On December 2, 2019, the Company completed the acquisition of 100% of the shares of capital stock of an entity commercially known as PlacetoPay. Based in Colombia, PlacetoPay is a gateway and payment service provider primarily in Colombia and Ecuador.  The results of this acquisition are reported within the Payment Services, Latin America segment.

Share Repurchase

During the three months ended December 31, 2019 and for the full year 2019, the Company repurchased a total of 0.1 million and 1.1 million shares of common stock, respectively, at an average price of $30.60 and $28.79 per share, respectively. During the three months ended December 31, 2019 and for the full year 2019, total repurchases were $3.3 million and $31.8 million, respectively. As of December 31, 2019, a total of approximately $30.6 million remained available for future use under the Company’s share repurchase program.

2020 Outlook

The Company financial outlook for 2020 is as follows:

•	Total consolidated revenue between $501 million and $508 million representing growth of 3% to 4%

•	Adjusted earnings per common share between $2.00 to $2.06 representing a growth range of 2% to 5% as compared to $1.96 in 2019

•	Capital expenditures are anticipated to be approximately $45 million

•	Effective tax rate of approximately 13%

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its fourth quarter and full year 2019 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10138823. The replay will be available through Tuesday, March 3, 2020. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process approximately two billion transactions annually and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. In addition, the Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the senior secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believe better reflects the Company's comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of Apollo Global Management LLC’s acquisition of a 51% indirect ownership in EVERTEC Group (the "Merger"). In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them. Further, the Company's presentation of these measures should not be construed as an inference that the Company's future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue and to grow the Company's merchant acquiring business; the Company's ability to renew its client contracts on terms favorable to the Company, including the Company's Master Services Agreement (MSA) with Popular, and any significant concessions the Company may have to grant to Popular with respect to pricing or other key terms in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA; a potential government shutdown; a continuation of the Government of Puerto Rico’s fiscal crisis; the effectiveness of the Company’s risk management procedures; dependence on the Company's processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that the Company's systems may experience breakdowns or fail to prevent security breaches, confidential data theft or fraudulent transfers; our ability to develop, install and adopt new technology; impairments to the Company’s amortizable intangible assets and goodwill; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of the Company’s merchant clients, for which the Company may also be liable; a decline in the market for the Company’s services due to increased competition, changes in consumer spending or payment preferences; the continuing market position of the ATH® network; the Company’s dependence on credit card associations and debit networks; regulatory limitations on the Company’s activities, including the potential need to seek regulatory approval to consummate transactions, due to the Company’s relationship with Popular and the Company’s role as a service provider to financial institutions and the Company’s potential inability to obtain such approval on a timely basis or at all; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the Company’s ability to comply with federal, state, and local regulatory requirements; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; operating an international business in countries and with counterparties that increase the Company’s compliance risks and puts the Company at risk of violating U.S. sanctions laws; the Company’s ability to execute the Company’s expansion and acquisition strategies; the Company’s ability to protect the Company’s intellectual property rights; the Company’s ability to recruit and retain qualified personnel; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits and the impact of natural disasters or catastrophic events in the countries in which the Company operates.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless the Company is required to do so by law.

Investor Contact
Kay Sharpton
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except share data)	2019	2018	2019	2018
Revenues	$127,186	$118,231	$487,374	$453,869
Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	58,881	50,942	213,379	196,957
Selling, general and administrative expenses	16,056	23,033	61,411	68,717
Depreciation and amortization	17,642	15,684	68,082	63,067
Total operating costs and expenses	92,579	89,659	342,872	328,741
Income from operations	34,607	28,572	144,502	125,128
Non-operating income (expenses)
Interest income	353	261	1,217	787
Interest expense	(6,620)	(7,143)	(28,811)	(30,044)
Earnings of equity method investment	210	80	936	692
Other (expense) income	(550)	724	(1,169)	2,602
Total non-operating expenses	(6,607)	(6,078)	(27,827)	(25,963)
Income before income taxes	28,000	22,494	116,675	99,165
Income tax expense	2,957	2,247	12,975	12,596
Net income	25,043	20,247	103,700	86,569
Less: Net income attributable to non-controlling interest	30	48	231	299
Net income attributable to EVERTEC, Inc.’s common stockholders	25,013	20,199	103,469	86,270
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	1,040	(4,339)	4,754	(10,564)
Gain (loss) on cash flow hedge	2,045	(4,486)	(10,974)	(2,377)
Total comprehensive income	$28,098	$11,374	$97,249	$73,329
Net income per common share:
Basic	$0.35	$0.27	$1.44	$1.19
Diluted	$0.34	$0.27	$1.41	$1.16
Shares used in computing net income per common share:
Basic	71,955,667	72,656,706	72,099,755	72,607,321
Diluted	73,305,009	74,690,226	73,475,763	74,420,110

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except share data)	December 31, 2019	December 31, 2018
Assets
Current Assets:
Cash and cash equivalents	$111,030	$69,973
Restricted cash	20,091	16,773
Accounts receivable, net	106,812	100,323
Prepaid expenses and other assets	38,085	29,124
Total current assets	276,018	216,193
Investment in equity investee	12,288	12,149
Property and equipment, net	43,791	36,763
Operating lease right-of-use asset	29,979	—
Goodwill	399,487	394,644
Other intangible assets, net	241,937	259,269
Deferred tax asset	2,131	1,917
Net investment in lease	722	1,060
Other long-term assets	5,323	5,297
Total assets	$1,011,676	$927,292
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$58,160	$57,006
Accounts payable	39,165	47,272
Unearned income	20,668	11,527
Income tax payable	6,298	6,650
Current portion of long-term debt	14,250	14,250
Current portion of operating lease liability	5,773	—
Total current liabilities	144,314	136,705
Long-term debt	510,947	524,056
Deferred tax liability	4,261	9,950
Unearned income - long term	28,437	26,075
Operating lease liability - long-term	24,679	—
Other long-term liabilities	27,415	14,900
Total liabilities	740,053	711,686
Commitments and contingencies (Note 22)
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 72,000,261 shares issued and outstanding at December 31, 2019 (December 31, 2018 - 72,378,710)	720	723
Additional paid-in capital	—	5,783
Accumulated earnings	296,476	228,742
Accumulated other comprehensive loss, net of tax	(30,009)	(23,789)
Total EVERTEC, Inc. stockholders’ equity	267,187	211,459
Non-controlling interest	4,436	4,147
Total equity	271,623	215,606
Total liabilities and equity	$1,011,676	$927,292

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Years ended December 31,
(In thousands)	2019	2018
Cash flows from operating activities
Net income	$103,700	$86,569
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,082	63,067
Amortization of debt issue costs and accretion of discount	2,988	4,316
Operating lease amortization	6,161	—
Loss on extinguishment of debt	—	2,645
Provision for doubtful accounts and sundry losses	3,939	2,112
Deferred tax benefit	(6,391)	(4,611)
Share-based compensation	13,570	12,592
Loss on disposition of property and equipment and other intangibles	893	109
Earnings of equity method investment	(936)	(692)
Dividend received from equity method investment	485	390
(Increase) decrease in assets:
Accounts receivable	(7,851)	(18,181)
Prepaid expenses and other assets	(8,770)	(3,911)
Other long-term assets	(1,750)	(4,432)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(215)	16,057
Income tax payable	(596)	5,245
Unearned income	11,504	7,021
Operating lease liabilities	(6,055)	—
Other long-term liabilities	1,191	4,438
Total adjustments	76,249	86,165
Net cash provided by operating activities	179,949	172,734
Cash flows from investing activities
Additions to software	(36,871)	(27,386)
Acquisitions, net of cash acquired	(5,585)	—
Property and equipment acquired	(23,002)	(13,933)
Proceeds from sales of property and equipment	111	19
Net cash used in investing activities	(65,347)	(41,300)
Cash flows from financing activities
Proceeds from issuance of long-term debt	—	545,000
Debt issuance costs	—	(4,418)
Net decrease in short-term borrowings	—	(12,000)
Repayments of borrowings for purchase of equipment and software	(886)	(720)
Dividends paid	(14,420)	(7,273)
Withholding taxes paid on share-based compensation	(8,849)	(2,159)
Repurchase of common stock	(31,822)	(10,000)
Repayment of long-term debt	(14,250)	(613,485)
Net cash used in financing activities	(70,227)	(105,055)
Net increase in cash, cash equivalents and restricted cash	44,375	26,379
Cash, cash equivalents and restricted cash at beginning of the period	86,746	60,367
Cash, cash equivalents and restricted cash at end of the period	$131,121	$86,746

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Quarter Ended December 31, 2019
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$32,634	$21,920	$27,185	$57,170	$(11,723)	$127,186
Operating costs and expenses	17,730	18,531	16,172	37,096	3,050	92,579
Depreciation and amortization	3,170	2,537	466	4,416	7,053	17,642
Non-operating income (expenses)	320	(125)	9	53	(597)	(340)
EBITDA	18,394	5,801	11,488	24,543	(8,317)	51,909
Compensation and benefits (2)	256	1,053	244	482	1,371	3,406
Transaction, refinancing and other fees (3)	—	208	—	—	(200)	8
Adjusted EBITDA	$18,650	$7,062	$11,732	$25,025	$(7,146)	$55,323

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $10.0 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software sale and developments of $1.7 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Quarter Ended December 31, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$29,957	$22,365	$25,826	$51,617	$(11,534)	$118,231
Operating costs and expenses	12,922	19,883	14,365	35,883	6,606	89,659
Depreciation and amortization	2,504	2,249	430	3,441	7,060	15,684
Non-operating income (expenses)	451	4,702	(5)	99	(4,443)	804
EBITDA	19,990	9,433	11,886	19,274	(15,523)	45,060
Compensation and benefits (2)	202	(46)	192	479	2,162	2,989
Transaction, refinancing and other fees (3)	—	—	—	(1)	4,575	4,574
Adjusted EBITDA	$20,192	$9,387	$12,078	$19,752	$(8,786)	$52,623

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment eliminations predominantly reflect the $9.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software sale and developments of $2.3 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, relief contributions related to the 2017 hurricanes and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Year Ended December 31, 2019
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$125,544	$84,453	$106,388	$216,662	$(45,673)	$487,374
Operating costs and expenses	61,396	65,701	62,098	138,224	15,453	342,872
Depreciation and amortization	11,646	9,930	1,814	16,529	28,163	68,082
Non-operating income (expenses)	1,781	286	48	340	(2,688)	(233)
EBITDA	77,575	28,968	46,152	95,307	(35,651)	212,351
Compensation and benefits (2)	1,034	1,501	1,004	2,114	8,145	13,798
Transaction, refinancing, exit activity and other fees (3)	—	210	—	—	(163)	47
Adjusted EBITDA	$78,609	$30,679	$47,156	$97,421	$(27,669)	$226,196

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $39.0 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software sale and developments of $6.7 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Year Ended December 31, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$114,119	$80,899	$99,655	$197,602	$(38,406)	$453,869
Operating costs and expenses	52,006	75,240	55,778	126,232	19,485	328,741
Depreciation and amortization	9,734	9,284	1,698	13,878	28,473	63,067
Non-operating income (expenses)	2,420	11,750	3	477	(11,356)	3,294
EBITDA	74,267	26,693	45,578	85,725	(40,774)	191,489
Compensation and benefits (2)	1,087	1,034	938	2,088	8,512	13,659
Transaction, refinancing, and other fees (3)	(250)	—	—	—	7,561	7,311
Adjusted EBITDA	$75,104	$27,727	$46,516	$87,813	$(24,701)	$212,459

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment eliminations predominantly reflect the $36.1 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software sale and developments of $2.3 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, relief contributions related to the 2017 hurricanes and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except share data)	2019	2018	2019	2018
Net income	$25,043	$20,247	$103,700	$86,569
Income tax expense	2,957	2,247	12,975	12,596
Interest expense, net	6,267	6,882	27,594	29,257
Depreciation and amortization	17,642	15,684	68,082	63,067
EBITDA	51,909	45,060	212,351	191,489
Equity income(1)	(210)	(80)	(451)	(259)
Compensation and benefits (2)	3,406	2,989	13,798	13,659
Transaction, refinancing and other fees (3)	218	4,654	498	7,570
Adjusted EBITDA	55,323	52,623	226,196	212,459
Operating depreciation and amortization (4)	(9,364)	(7,299)	(34,880)	(29,208)
Cash interest expense, net (5)	(6,242)	(6,707)	(27,016)	(26,103)
Income tax expense (6)	(4,785)	(4,022)	(20,239)	(19,514)
Non-controlling interest (7)	(60)	(87)	(347)	(472)
Adjusted Net Income	$34,872	$34,508	$143,714	$137,162
Net income per common share (GAAP):
Diluted	$0.34	$0.27	$1.41	$1.16
Adjusted earnings per common share (Non-GAAP):
Diluted	$0.48	$0.46	$1.96	$1.84
Shares used in computing adjusted earnings per common share:
Diluted	73,305,009	74,690,226	73,475,763	74,420,110

1)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas, S.A. (“CONTADO”), net of dividends received.

2)	Primarily represents share-based compensation and severance payments.

3)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expenses and cost of revenues.

4)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger and from purchase accounting intangibles generated from acquisitions.

5)
Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.

6)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discreet items.

7)	Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

				2019
	2020 Outlook			Actual
(Dollar amounts in millions, except per share data)
Revenues	$501	to	$508	$487
Earnings per Share (EPS) (GAAP)	$1.45	to	$1.51	$1.41
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.18		0.18	0.19
Merger and acquisition related depreciation and amortization (2)	0.46		0.46	0.45
Non-cash interest expense (3)	—		—	—
Tax effect of non-gaap adjustments (4)	(0.08)		(0.08)	(0.09)
Non-controlling interest (5)	(0.01)		(0.01)	—
Total adjustments	0.55		0.55	0.55
Adjusted EPS (Non-GAAP)	$2.00	to	$2.06	$1.96
Shares used in computing adjusted earnings per common share			73.3	73.5

(1)
Represents share-based compensation, the elimination of non-cash equity earnings from the Company's 19.99% equity investment in CONTADO, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.

(2)	Represents depreciation and amortization expenses amounts generated as a result of the Merger and intangibles related to acquisitions.

(3)	Represents non-cash amortization of the debt issue costs, premium and accretion of discount.

(4)	Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 13%).

(5)	Represents the 35% non-controlling equity interest in Evertec Colombia net of amortization for intangibles created as part of the purchase.